SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 14, 2003

SEARS ROEBUCK ACCEPTANCE CORP.

(Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)
1-4040 (Commission File Number)	51-0080535 (IRS Employer Identification No.)

3711 Kennett Pike, Greenville, Delaware (Address of principal executive offices)	19807 (Zip Code)

Registrant's telephone number, including area code

(302) 434-3112

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Item 5.	Other Events.

On May 14, 2003, Sears Roebuck Acceptance Corp. and Sears, Roebuck and Co. executed a Distribution Agreement with Barclays Capital Inc., Bear, Stearns & Co. Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated, relating to $1,500,000,000 aggregate initial offering price of Medium-Term Notes Series VII, to be sold from time to time pursuant to the Distribution Agreement.

Item 7.	Financial Statements and Exhibits

See Exhibit Index incorporated herein by reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARS ROEBUCK ACCEPTANCE CORP.
Date: May 15, 2003	By: /s/ Douglas C.H. Adamson Douglas C.H. Adamson Vice President

EXHIBIT INDEX
Exhibit Number	Description

1

Distribution Agreement, dated May 14, 2003, among Sears Roebuck Acceptance Corp., Sears, Roebuck and Co., Barclays Capital Inc., Bear, Stearns & Co. Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated

4(a)	Form of fixed rate note.

4(b)	Form of floating rate note.

5	Opinion of Steven M. Cook dated May 14, 2003, relating to the validity of $1,500,000,000 aggregate initial offering price of Medium-Term Notes Series VII.

8	Opinion of Mayer, Brown Rowe & Maw as to certain federal income tax matters.

23(a)	Consent of Steven M. Cook (included in Exhibit 5).

23(b)	Consent of Mayer, Brown, Rowe & Maw (included in Exhibit 8).

4